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                  REVOCABLE PROXY OF KITTITAS VALLEY BANCORP, INC.

                          SPECIAL MEETING OF SHAREHOLDERS
                                 AUGUST _____, 1998

The undersigned hereby appoints ____________ and _____________ and each of them (with full power to act alone) as proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock, $1.00 par value, of Kittitas Valley Bancorp, Inc. ("KVB") held of record by the undersigned on July __, 1998, at the Special Meeting of Shareholders to be held at The Hal Holmes Community Center, 201 North Ruby, Ellensburg, Washington on AUGUST _____, 1998, AT 7:00 P.M., local time, and at any and all adjournments of such Meeting, as follows:

 1.   A proposal to approve the Agreement and     FOR      AGAINST    ABSTAIN
                                                  ---      -------    -------
      Plan of Merger dated as of April 20, 1998   [  ]       [  ]       [  ]
      among Kittitas Valley Bancorp, Inc.,
      Kittitas Valley Bank, N.A. and InterWest
      Bancorp, Inc. and the merger described
      therein of Kittitas Valley Bancorp, Inc.
      with and into InterWest Bancorp, Inc.

 2.   Whatever other business may properly be
      brought before the Special Meeting or any adjournment.


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSAL.

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 THIS  PROXY  WILL  BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED,
 THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS
 KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. HOWEVER, IF ANY OTHER MATTERS ARE PROPERLY PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.
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                  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof, and after notifying the Secretary of KVB prior to the time of voting at the Special Meeting of your decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from KVB prior to the execution of this proxy of Notice of the Meeting and the Prospectus/Proxy Statement.


                               (SIGN ON REVERSE SIDE)


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                      _________________________________________
                             PRINT NAME OF SHAREHOLDER(S)
                         (As it appears on Stock Certificate)




______________________________                    ______________________________
SIGNATURE OF SHAREHOLDER                          SIGNATURE OF SHAREHOLDER


No. of Shares Owned:__________                    Dated:  ________________, 1998



                       *        *        *        *        *


     PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY CARD AND COMPLETE THE NUMBER OF SHARES OWNED. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE. IF SHARES ARE HELD JOINTLY, EACH HOLDER MUST SIGN.


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PLEASE COMPLETE, DATE, SIGN AND MAIL THIS FORM OF PROXY, TOGETHER WITH THE
YELLOW FORM OF ELECTION, TO KVB IN THE ENCLOSED, POSTAGE-PREPAID ENVELOPE.
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